UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             -----------------

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934


      Date of report (Date of earliest event reported): March 23, 2001



                         HANOVER GOLD COMPANY, INC.
             (Exact Name of Registrant as Specified in Charter)



          Delaware                   000-23022           11-2740461
(State or Other Jurisdiction        (Commission        (IRS Employer
     of Incorporation)               File Number)    Identification No.)



            424 S. Sullivan Rd., Suite # 300; Veradale, WA 99037 USA
                    (Address of principal executive offices)





 Registrant's telephone number,including area code (509)891-8817



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Item 5.  Other Events

Hanover Gold Company, Inc. announced today that it is holding preliminary discussions with Sterling Mining Company of Montana regarding a possible business combination of Hanover and Sterling. Hanover and Sterling are each substantially controlled by the same persons.

Hanover is an exploration stage mining company headquartered outside of Spokane, Washington. Until September of 1998, when it effectively ceased operations, it had been engaged in acquiring and conduction exploration activities on mining claims located principally in the Alder Gulch area of the Virginia City mining district in southwestern Montana. The company is not presently engaged in mining operations, has no revenues from operations and has incurred losses from operations in each of the last eight years. In addition, it had negative working capital at December 31, 2000. These factors resulted in the inclusion of an explanatory paragraph in the report of its auditors for the year ended December 31, 2000 relating to its ability to continue as a going concern.

Sterling is a privately held exploration stage mining company, also headquartered outside of Spokane. The Company was organized in 1999. In October of 1999 it acquired ASARCO's interest in the Troy Mine and Rock Creek Project, located in northwestern Montana and in February of 2000 acquired Kennecott's interest. No audited financial information concerning Sterling is available.

The boards of directors of both companies are expected to convene separate meetings later this month to further consider a possible combination. There is presently no agreement, understanding or arrangement regarding such a transaction.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        HANOVER GOLD COMPANY, INC.
                              (Registrant)

Date   March 23, 2001     By   /s/Hobart Teneff
                        (Hobart Teneff, President)

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